EXHIBIT 99.1

For Immediate Release	Contact: Dan Kelly
November 17, 2005	(919) 774-6700

THE PANTRY ANNOUNCES PRICING OF

CONVERTIBLE NOTES OFFERING

Sanford, North Carolina, November 17, 2005 – The Pantry, Inc. (NASDAQ: PTRY) today announced the pricing of a private offering of $135 million of its convertible senior subordinated notes due 2012 (the “Notes”). This amount is an increase over the $130 million issue price previously announced. The Notes bear interest at 3% per annum. In addition, the Company has granted the initial purchasers a 30-day option to purchase up to $15 million of additional Notes. The issuance of Notes is expected to close on November 22, 2005.

The Notes are convertible into The Pantry’s common stock, under certain circumstances, at a conversion rate of 19.9622 shares per $1,000 principal amount of notes, subject to adjustment. At the conversion rate, the Notes will be convertible into common stock at a conversion price of approximately $50.09 per share. This represents a 27.5 percent premium based on the last reported sale price of The Pantry’s common stock on the NASDAQ National Market of $39.29 per share.

The Company intends to use the majority of the net proceeds from the offering to pay down existing senior debt and for general corporate purposes, including acquisitions. Additionally, the Company intends to use a portion of the net proceeds for the net cost of a convertible bond hedge and separate warrant transaction entered into in connection with the Notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The Notes will not be registered under the Securities Act of 1933 or under any state securities laws, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, with net sales for fiscal 2005 of approximately $4.4 billion. As of September 29, 2005, the Company operated 1,400 stores in eleven states under a number of banners including Kangaroo Express(SM), Cowboys(SM) and Golden Gallon(R). The Pantry’s stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation: the Company’s ability to consummate the offering of the Notes; fluctuations in domestic and global petroleum and gasoline markets; realizing benefits of the fuel supply agreements; the risk that our ability to finance future transactions could be adversely affected due to our recent restatement of certain of our financial statements; our ability to take advantage of expected synergies in connection with acquisitions; the actual operating results of stores acquired; changes in the competitive landscape of the convenience store industry, including gasoline stations and other non-traditional retailers located in the Company’s markets; the effect of national and regional economic conditions on the convenience store industry and the markets we serve; the effect of regional weather conditions on customer traffic; financial difficulties of suppliers, including our principal suppliers of gas and merchandise and their ability to continue to supply our stores; environmental risks associated with selling petroleum products; governmental regulations, including those regulating the environment; and acts of war or terrorist activity. These and other risk factors are discussed in the Company’s Annual Report on Form 10-K as amended, and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company’s estimates and plans as of November 17, 2005. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.